Exhibit 5.6

[Letterhead of Arthur Cox]

13 February 2015

To:	Board of Directors

Tyco International plc

Unit 1202 Building 1000

City Gate

Mahon

Cork

Ireland

Re:	Tyco International plc

Post-Effective Amendment No. 1 dated 13 February 2015 to Form S-3 Registration Statement dated 17 November 2014

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to Tyco International plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Unit 1202 Building 1000, City Gate, Mahon, Cork, Ireland (the “Company”), in connection with the Post-Effective Amendment No. 1 to Form S-3 registration statement to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on 13 February 2015 (the “Amendment”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter. We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Amendment, other than the Documents (as defined below).

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the documents listed in the Schedule (the “Documents”).

1.5	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on the date of this Opinion:

(a)	on the file of the Company maintained by the Registrar of Companies in the Companies Registration Office in Dublin (the “CRO”) for mortgages, debentures, or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any petitions filed in respect of the Company; and

(d)	in the Central Office of the High Court for any proceedings filed against the Company in the two years immediately preceding the date of the search

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate capacity to issue the Amendment and file it with the SEC.

2.2	No consent, licences or approvals (other than those already obtained) are required under Irish law in order for the Company to issue the Amendment and file it with the SEC.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Amendment

3.1	that when filed with the SEC, the Amendment will not differ in any material respect from the draft that we have examined;

3.2	that the filing of the Amendment with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

Authenticity and bona fides

3.3	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.4	where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.5	that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.6	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that such resolutions have not been revoked and remain in full force and effect and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.7	that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

Accuracy of searches and warranties

3.8	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. In this connection, it should be noted that (a) the matters disclosed in those searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for, (b) the position reflected by those searches may not be fully up-to-date and (c) searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or any of its assets.

3.9	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.10	that (i) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of section 214 of the Companies Act 1963 of Ireland and section 2 of the Companies (Amendment) Act 1990 of Ireland; (ii) no receiver, liquidator or examiner or other similar officer has been appointed in relation to the Company or any “related company” (within the meaning of the Companies Act 1990, “Related Company”) or any of its or their assets or undertakings; (iii) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to the Company or any Related Company; and (iv) no insolvency proceedings have been opened or been requested to be opened in relation to the Company or any Related Company in Ireland or elsewhere;

Commercial Benefit

3.11	that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Amendment with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Amendment to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

Documents

1.	A copy of the form of Post-Effective Amendment No. 1 to the Registration Statement on Form S3, to be filed with the SEC.

2.	A copy of the shareholders resolution of the Company amending the Memorandum and Articles of Association of the Company dated 8 September 2014.

3.	A copy of the Memorandum and Articles of Association of the Company in the form as amended by resolution of the shareholders of the Company on 8 September 2014.

4.	A copy of resolutions of the board of directors of Tyco International Ltd approved at a meeting held on 10 September 2014 approving the 2015 Capital Plan (Bd. Res. 091014).

5.	A copy of the resolutions of the board of directors of the Company dated 12 September 2014 approving the Company’s 2015 Capital Plan on the same terms as approved by the resolution referred to at paragraph 4 above.

6.	A copy of the Certificate of Incorporation of the Company dated and executed 9 May 2014.